SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): February 6, 2004
                                                        (February 4, 2004)


                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-9318                                            13-2670991
(Commission File Number)                       (IRS Employer Identification No.)


One Franklin Parkway, San Mateo, California                             94403
  (Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (650) 312-3000


                 ----------------------------------------------
  (Former name or former address, if changed since last report): Not Applicable

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On February 4, 2004, the Securities Division of the Office of the Secretary of the Commonwealth of Massachusetts filed an administrative complaint against Franklin Resources, Inc. and certain of its subsidiaries (the "Company"), alleging a violation of the Massachusetts Uniform Securities Act. The complaint arises from activity that occurred in 2001 during which time an officer of a Company subsidiary was negotiating an agreement with an investor relating to investments in a mutual fund and a hedge fund.

     The Company believes that the mutual fund investment at issue did not violate the fund's prospectus, and the Company is confident that no investors in the mutual fund were harmed by the investment. A communication was sent on behalf of this officer to the investor, that provided, among other things, that the investor would receive different terms than normal with respect to the hedge fund investment. This variance of the terms of the hedge fund investment was unauthorized and was rejected by management of the Company. This is the same officer who, as the Company disclosed in December 2003, had been placed on administrative leave and has subsequently left the Company.

     In addition, as part of ongoing investigations by the U.S. Securities and Exchange Commission (the "SEC"), the U.S. Attorney for the Northern District of California, the New York Attorney General, the California Attorney General, the U.S. Attorney for the District of Massachusetts and the Florida Department of Financial Services, relating to certain practices in the mutual fund industry, including late trading, market timing and sales compensation arrangements, the Company and its subsidiaries, as well as certain current or former executives and employees of the Company, have received requests for information and/or subpoenas to testify or produce documents. The Company and its current employees are providing documents and information in response to these requests and subpoenas. In addition, the Company has responded to requests for similar kinds of information from regulatory authorities in some of the foreign countries where the Company conducts its global asset management business.

     The Staff of the SEC has informed the Company that it intends to recommend to the Commission that it will authorize an action against a subsidiary of the Company and two senior officers relating to the frequent trading issues that are the subject of the SEC's investigation. These issues were previously referenced as being under review by the Company in its Annual Report on Form 10-K and its public website. The Company currently is in discussions with the SEC Staff in an effort to resolve the issues raised in their investigation. Such discussions are preliminary and the Company cannot predict the likelihood of whether those discussions will result in a settlement and, if so, the terms of such settlement.

     The Company cannot predict with certainty the eventual outcome of the foregoing Massachusetts administrative proceeding or other governmental investigations, nor whether they will have a material negative financial impact on the Company. However, public trust and confidence are critical to the Company's business and any material loss of investor and/or client confidence could result in a significant decline in assets under management by the Company, which would have an adverse effect on future financial results.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FRANKLIN RESOURCES, INC.
                              (Registrant)


Date: February 6, 2004        /s/ Martin L. Flanagan
                              ----------------------------
                              Martin L. Flanagan
                              President and Co-Chief Executive Officer